Pilgrim America Bank and Thrift Fund N-SAR 12/31/97
                                  Exhibit 77Q1a&e


Amended  and  restated   Articles  of   Incorporation   for  the  Registrant  is
incorporated by reference from Registrant's Proxy Statement filed with the Securities and Exchange Commission on August 27, 1997.

Amended and restated Investment Advisory Contract for the Registrant is incorporated by reference from Registrant's Proxy Statement filed with the Securities and Exchange Commission on August 27, 1997.